SECOND AMENDED AND RESTATED DISTRIBUTION PLAN

CLASS B and BX SHARES

1. Each Delaware statutory trust listed on Schedule A (individually a “Trust” and collectively, the “Trusts”), severally, on behalf of each of its series portfolios listed on Schedule A (each a “Fund” and collectively, the “Funds”), has selected Invesco Distributors, Inc. (“IDI”) to provide distribution-related services on behalf of and for the classes of shares listed on Schedule A (each a “Class” and collectively, the “Classes”) of which the Trust is the issuer (the “Shares”), pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the “1940 Act”), according to the terms of this Second Amended and Restated Distribution Plan (the “Plan”). The Plan has been approved by a majority of the Board of Trustees of each Trust (the “Board”), including a majority of the trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on the Plan. This Plan amends and restates each prior plan for the Shares of each Trust covered by this Plan. All asset based fees and services fees payable under any prior plan shall continue to be payable under this Plan.

2. A Trust, on behalf of the Classes of the Funds listed on Schedule A and designated with “(comp)” following the Fund’s name (individually, a “Compensation Fund” and collectively, the “Compensation Funds”), shall pay IDI a quarterly fee not to exceed the maximum distribution fee per annum of the average daily net assets of each Class of a Compensation Fund set forth on Schedule A. The Trust, on behalf of a Compensation Fund, shall pay (i) to IDI for payment to dealers or others, or (ii) directly to others, an amount not to exceed the maximum service fee per annum of the average daily net assets of the Class of the Compensation Fund set forth on Schedule A as a service fee pursuant to servicing agreements, forms of which have been approved from time to time by the Board, including the Independent Trustees. In any case where IDI acts as the broker of record or provides shareholder services, IDI may retain distribution related amounts. The monies paid to IDI may be treated as compensation for IDI’s distribution-related services including compensation for amounts advanced to securities dealers or their firms or others who sold shares of the Compensation Fund and who executed an agreement with the Trust, IDI or its affiliates, which forms of agreements were previously approved by the Board, including the Independent Trustees. Compensation payments shall be paid monthly by the Fund to IDI or others within 10 days after the close of each month.

3. A Trust, on behalf of the Classes of Shares of the Funds listed on Schedule A and designate with “(reim”) following the Fund’s name (individually, a “Reimbursement Fund” and collectively, the “Reimbursement Funds”), is authorized to reimburse IDI or others for all expenses (subject to the limitations described below) incurred by IDI or others in the promotion and distribution of the Shares of a Reimbursement Fund, as well as for shareholder services provided for existing shareholders of a Reimbursement Fund. The maximum amount which may be reimbursed by the

Trust, on behalf of a Reimbursement Fund, to IDI or others pursuant to this paragraph 3 shall be the applicable percentage per annum of the average daily net assets of the Classes of Shares of a Reimbursement Fund set forth on Schedule A. Said reimbursement shall be made monthly by the Reimbursement Fund to IDI or others within 10 days after the close of each month.

4. The Board recognizes that sales of new Shares ceased, but prior to that payments had been made to IDI under the Plan for, among other things, expenses of printing and distributing prospectuses and reports used for sales purposes, preparing and distributing sales literature (and any related expenses), advertisements, and other distribution-related expenses; additional distribution fees paid to securities dealers or their firms or others who have executed agreements with the Trust, IDI or others, certain promotional distribution charges paid to broker-dealer firms or others, or for participation in certain distribution channels (otherwise referred to as marketing support), including business planning assistance, advertising, educating dealer personnel about the Fund and shareholder financial planning needs, placement on dealers’ lists of offered funds, access to sales meetings, sales representatives and management representatives of dealers, participation in and/or presentation at conferences or seminars, sales or training programs for invited registered representatives and other employees, client and investor events and other dealer sponsored events, and ticket charges. Shareholder service expenses under the Plan continue to compensate IDI or others for expenses for personal service and/or maintenance of accounts and may include, but are not limited to, the expenses of assisting in establishing and maintaining customer accounts and records, assisting with purchase and redemption requests, arranging for bank wires, monitoring dividend payments from the Fund on behalf of customers, forwarding certain shareholder communications from the Fund to customers, receiving and answering correspondence, and aiding in maintaining the investment of their respective customers in the Fund.

5. In no event shall the aggregate asset-based sales charges which include payments specified in paragraph 2 and paragraph 3, plus any other payments deemed to be made pursuant to the Plan, exceed the amount permitted to be paid pursuant to the Rule 2830(d) of the Conduct Rules of the Financial Industry Regulatory Authority or any successor thereto.

5. No provision of this Plan shall be interpreted to prohibit any payments by a Trust with respect to the Shares of a Fund during periods when the Fund has suspended or otherwise limited sales of such Shares.

6. IDI shall furnish to the Board, for its review, on a quarterly basis, a written report of the monies paid to it and to others under the Plan, including the purposes thereof, and shall furnish the Board with such other information as the Board may reasonably request in connection with the payments made under the Plan in order to enable the Board to make an informed determination of whether the Plan should be continued.

7. The Plan, and any agreements related to this Plan, shall continue in effect for a period of more than one year only so long as such continuance is specifically approved at least annually by a vote of the Board, and of the Independent Trustees, cast in person at a meeting called for the purpose of voting on the Plan and any related agreements.

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8. The Plan may be terminated at any time in whole or with respect to Shares of a Class of a Fund by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of the Fund or the Class voting separately, as and to the extent required by the Act and the rules thereunder, including Rule 18f-3(a)(3). Termination of the Plan with respect to any Shares of any Fund will not affect the obligation of the Fund to withhold and pay to IDI any contingent deferred sales charges to which IDI is entitled pursuant to any related agreement. In addition, termination of the Plan with respect to any Shares of any Class or Fund will not terminate the Plan with respect to Share of any other Class or Fund that is not terminated.

9. Any agreement related to this Plan:

(a)	may be terminated at any time, without the payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of the Fund on not more than sixty (60) days’ written notice to any other party to the agreement; and

(b)	will automatically terminate in the event of its assignment (as defined in the Act).

10. The Plan may not be amended to increase materially the amount to be spent with respect to Share of any Class or Fund for distribution pursuant to paragraph 2 and paragraph 3 hereof without approval by a majority of the Class’s or Fund’s outstanding voting securities (as and to the extent voting separately is required by the Act and the rules thereunder, including Rule 18f-3(a)(3)).

11. All material amendments to the Plan shall be approved by a vote of the Board, and of the Independent Trustees, cast in person at a meeting called for the purpose of voting on the Plan.

12. So long as the Plan is in effect, the Board shall satisfy the fund governance standards as defined in Rule 0-1(a)(7) under the Act, including that the selection and nomination of the Trust’s Independent Trustees shall be committed to the discretion of such incumbent Independent Trustees.

13. This Plan and the policies of the respective Trust adopted hereby are not binding upon any of the Trustees or shareholders of a Trust.

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Schedule A

Funds with Class B or Class BX Shares

		12b-1PLAN
AIM COUNSELOR SERIES TRUST		MAXIMUM DISTRIBUTION FEE*	MAXIMUM SHAREHOLDER SERVICES FEE	MAXIMUM AGGREGATE FEE
Invesco American Franchise Fund –	Class B (reim)	0.75%	0.25%	1.00%
Invesco California Tax-Free Income Fund –	Class B (reim)	0.50%	0.25%	0.75%
Invesco Core Plus Bond Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Equally-Weighted S&P 500 Fund –	Class B (reim)	0.75%	0.25%	1.00%
Invesco Equity and Income Fund –	Class B (reim)	0.75%	0.25%	1.00%
Invesco Global Real Estate Income Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Growth and Income Fund –	Class B (reim)	0.75%	0.25%	1.00%
Invesco Pennsylvania Tax Free Income Fund –	Class B (reim)	0.75%	0.25%	1.00%
Invesco S&P 500 Index Fund –	Class B (reim)	0.75%	0.25%	1.00%
Invesco Small Cap Discovery Fund –	Class B (reim)	0.75%	0.25%	1.00%
Invesco Low Volatility Equity Yield Fund –	Class B (comp)	0.75%	0.25%	1.00%

		12b-1PLAN
AIM EQUITY FUNDS		MAXIMUM DISTRIBUTION FEE*	MAXIMUM SHAREHOLDER SERVICES FEE	MAXIMUM AGGREGATE FEE
Invesco Charter Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Diversified Dividend Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Summit Fund –	Class B (comp)	0.75%	0.25%	1.00%

		12b-1PLAN
AIM FUNDS GROUP		MAXIMUM DISTRIBUTION FEE*	MAXIMUM SHAREHOLDER SERVICES FEE	MAXIMUM AGGREGATE FEE
Invesco European Small Company Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Global Core Equity Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco International Small Company Fund –	Class B (comp)	0.75%	0.25%	0.25%
Invesco Small Cap Equity Fund –	Class B (comp)	0.75%	0.25%	1.00%

		12b-1PLAN
AIM GROWTH SERIES		MAXIMUM DISTRIBUTION FEE*	MAXIMUM SHAREHOLDER SERVICES FEE	MAXIMUM AGGREGATE FEE
Invesco Balanced-Risk Retirement Now Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Balanced-Risk Retirement 2020 Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Balanced-Risk Retirement 2030 Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Balanced-Risk Retirement 2040 Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Balanced-Risk Retirement 2050 Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Conservative Allocation Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Convertible Securities Fund –	Class B (reim)	0.75%	0.25%	1.00%
Invesco Global Low Volatility Equity Yield Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Growth Allocation Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Income Allocation Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco International Allocation Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Mid Cap Core Equity Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Moderate Allocation Fund –	Class B (comp)	0.75%	0.25%	1.00%

		12b-1PLAN
AIM GROWTH SERIES		MAXIMUM DISTRIBUTION FEE*	MAXIMUM SHAREHOLDER SERVICES FEE	MAXIMUM AGGREGATE FEE
Invesco Small Cap Growth Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco U.S Mortgage Fund –	Class B (reim)	0.75%	0.25%	1.00%

		12b-1PLAN
AIM INTERNATIONAL MUTUAL FUNDS		MAXIMUM DISTRIBUTION FEE*	MAXIMUM SHAREHOLDER SERVICES FEE	MAXIMUM AGGREGATE FEE
Invesco Asia Pacific Growth Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco European Growth Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Global Growth Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Global Small & Mid Cap Growth Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco International Core Equity Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco International Growth Fund –	Class B (comp)	0.75%	0.25%	1.00%

		12b-1PLAN
AIM INVESTMENT FUNDS		MAXIMUM DISTRIBUTION FEE*	MAXIMUM SHAREHOLDER SERVICES FEE	MAXIMUM AGGREGATE FEE
Invesco Balanced-Risk Allocation Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Balanced-Risk Commodity Strategy Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Greater China Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Developing Markets Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Emerging Market Local Currency Debt Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Endeavor Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco Global Health Care Fund –	Class B (comp)	0.75%	0.25%	1.00%
Invesco International Total Return Fund –	Class B (comp)	0.75%	0.25%	1.00%

		12b-1PLAN
AIM INVESTMENT FUNDS		MAXIMUM DISTRIBUTION FEE*		MAXIMUM SHAREHOLDER SERVICES FEE		MAXIMUM AGGREGATE FEE
Invesco Pacific Growth Fund –	Class B (reim)	0.75%		0.25%		1.00%
Invesco Select Companies Fund –	Class B (comp)	0.75%		0.25%		1.00%

		12b-1PLAN
AIM INVESTMENT SECURITIES FUNDS		MAXIMUM DISTRIBUTION FEE*		MAXIMUM SHAREHOLDER SERVICES FEE		MAXIMUM AGGREGATE FEE
Invesco Corporate Bond Fund –	Class B (reim)	0.75%		0.25%		1.00%
Invesco Global Real Estate Fund –	Class B (comp)	0.75%		0.25%		1.00%
Invesco High Yield Fund –	Class B (comp)	0.75%		0.25%		1.00%
Invesco Money Market Fund –	Class B (comp) Class BX (reim)	0.65 0.65	% %	0.25 0.25	% %	.90 .90	% %
Invesco Real Estate Fund –	Class B (comp)	0.75%		0.25%		1.00%
Invesco U.S. Government Fund –	Class B (comp)	0.75%		0.25%		1.00%

		12b-1PLAN
AIM SECTOR FUNDS		MAXIMUM DISTRIBUTION FEE*		MAXIMUM SHAREHOLDER SERVICES FEE		MAXIMUM AGGREGATE FEE
Invesco American Value Fund –	Class B (reim)	0.75%		0.25%		1.00%
Invesco Comstock Fund –	Class B (reim)	0.75%		0.25%		1.00%
Invesco Dividend Income Fund –	Class B (comp)	0.75%		0.25%		1.00%
Invesco Energy Fund –	Class B (comp)	0.75%		0.25%		1.00%
Invesco Gold & Precious Metals Fund –	Class B (comp)	0.75%		0.25%		1.00%
Invesco Mid Cap Growth Fund –	Class B (reim)	0.75%		0.25%		1.00%
Invesco Small Cap Value Fund –	Class B (reim)	0.75%		0.25%		1.00%
Invesco Technology Fund –	Class B (comp)	0.75%		0.25%		1.00%

		12b-1PLAN
AIM SECTOR FUNDS		MAXIMUM DISTRIBUTION FEE*	MAXIMUM SHAREHOLDER SERVICES FEE	MAXIMUM AGGREGATE FEE
Invesco Technology Sector Fund –	Class B (reim)	0.75%	0.25%	1.00%
Invesco Value Opportunities Fund –	Class B (reim)	0.75%	0.25%	1.00%

		12b-1PLAN
AIM TAX-EXEMPT FUNDS		MAXIMUM DISTRIBUTION FEE*	MAXIMUM SHAREHOLDER SERVICES FEE	MAXIMUM AGGREGATE FEE
Invesco High Yield Municipal Fund –	Class B (reim)	0.75%	0.25%	1.00%
Invesco Intermediate Term Municipal Income Fund –	Class B (reim)	0.75%	0.25%	1.00%
Invesco Municipal Income Fund –	Class B (reim)	0.75%	0.25%	1.00%
Invesco New York Tax Free Income Fund –	Class B (reim)	0.75%	0.25%	1.00%

Notes:

*	Distribution Fees may also include Asset Based Sales Charges